SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 31, 2004 _______________________________________________

THE TALBOTS, INC. _______________________________________________________________________________________________ (Exact Name of Registrant as Specified in Charter)

Delaware ________________________________ (State or Other Jurisdiction of Incorporation)	1-12552 _________________________________ (Commission File Number)	41-1111318 ______________________________ (I.R.S. Employer Identification Number)

One Talbots Drive, Hingham, Massachusetts __________________________________________________________________ (Address of Principal Executive Offices)	02043 ___________________(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600 _________________________________________

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01  Entry into a Material Definitive Agreement

Amended Share Repurchase Program

        The Talbots, Inc. (“Talbots”) and Aeon (U.S.A.), Inc. (“Aeon USA”) entered into an Amended Share Repurchase Program (“Amended Program”) dated as of August 31, 2004, following authorization by the Board of Directors of Talbots.

        A majority of Talbots outstanding shares of common stock is owned by Aeon USA, which is wholly-owned by Aeon Co., Ltd. (“Aeon”). Several of Talbots directors are affiliates of Aeon USA or Aeon. In addition, related party transactions between Talbots, Aeon USA and Aeon are described in Talbots 2004 proxy statement which was filed with the Securities and Exchange Commission on April 22, 2004.

        Under the Amended Program, Talbots is authorized to purchase up to $50 million of its outstanding common stock over a two-year period. If Talbots has purchased shares of its common stock from the public in open market purchases or otherwise during a particular calendar month, Talbots will purchase a pro rata number of shares from Aeon USA so as to maintain substantially the same percentage ownership balance in Talbots between Aeon USA and the public shareholders. The price of the Talbots common stock purchased from Aeon USA will be equal to the weighted average price paid to the public shareholders during such particular calendar month.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits.

10.29	Amended Share Repurchase Program dated as of August 31, 2004 between Talbots and Aeon (U.S.A.), Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2004	THE TALBOTS, INC. By: /s/ Carol Stone —————————————— Name: Carol Stone Title: Vice President, Corporate Controller

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EXHIBIT INDEX

Exhibit No.	Description

10.29	Amended Share Repurchase Program dated as of August 31, 2004 between Talbots and Aeon (U.S.A.), Inc.